Exhibit 99.1

Marker Therapeutics Appoints Nadia Agopyan, Ph.D., RAC as

Vice President of Regulatory Affairs

Houston, TX – August 15, 2019 – Marker Therapeutics, Inc. (Nasdaq:MRKR), a clinical-stage immuno-oncology company specializing in the development of next-generation T cell-based immunotherapies for the treatment of hematological malignancies and solid tumor indications, today announced the appointment of Nadia Agopyan, Ph.D., RAC as Vice President of Regulatory Affairs, effective August 15.

“We are pleased to welcome a professional of Nadia’s caliber and senior leadership experience to Marker,” said Peter L. Hoang, President & CEO of Marker. “With more than 15 years of industry knowledge in regulatory affairs and clinical development, Nadia will be instrumental in helping shape our regulatory strategy as we prepare to initiate the first Marker-sponsored trial with MultiTAA therapy in patients with post-transplant acute myeloid leukemia.”

Dr. Agopyan joins Marker from Kite Pharma, a subsidiary of Gilead Sciences, where she served as Director of Regulatory Affairs, Global Regulatory Lead. In this role, she was responsible for overseeing the global marketing authorization and lifecycle management of the YESCARTA® franchise, defining the global regulatory strategies for CAR T cell products in lymphoma/leukemia, and overseeing clinical programs from Phase 1-4 development, as well as all operational aspects of global regulatory submissions. Previously, she served as Global Regulatory Lead at Baxter Biosciences leading Vonvendi (recombinant von Willebrand Factor) approval/launch, Senior Director Regulatory Affairs at Ambit Biosciences, and Director Regulatory Affairs at Cougar Biotechnology, a unit of Johnson and Johnson Ortho Biotech Oncology, where she led the approval of Zytiga, abiraterone acetate, for the treatment of patients with metastatic castrate-resistant prostate cancer.

Earlier in her career, Dr. Agopyan served in various roles at biotechnology companies such as Amgen, CATO Research and Allelix Biopharmaceuticals and as Assistant Professor in academia including Duke University and University of Toronto.

Dr. Agopyan earned her Ph.D. and B.Sc. in Neurophysiology from McGill University (Montreal Canada).

About Marker Therapeutics, Inc.

Marker Therapeutics, Inc. is a clinical-stage immuno-oncology company specializing in the development of next-generation T cell-based immunotherapies for the treatment of hematological malignancies and solid tumor indications. Marker’s cell therapy technology is based on the selective expansion of non-engineered, tumor-specific T cells that recognize tumor associated antigens (i.e. tumor targets) and kill tumor cells expressing those targets. This population of T cells is designed to attack multiple tumor targets following infusion into patients and to activate the patient’s immune system to produce broad spectrum anti-tumor activity. Because Marker does not genetically engineer its T cells therapies, we believe that our product candidates will be easier and less expensive to manufacture, with reduced toxicities, compared to current engineered CAR-T and TCR-based approaches, and may provide patients with meaningful clinical benefit. As a result, Marker believes its portfolio of T cell therapies has a compelling product profile, as compared to current gene-modified CAR-T and TCR-based therapies.

Marker is also advancing a number of innovative peptide- and gene-based immuno-therapeutics for the treatment of metastatic solid tumors, including the Folate Receptor Alpha program (TPIV200) for breast and ovarian cancers and the HER2/neu program (TPIV100/110) for breast cancer, currently in Phase 2 clinical trials.

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Forward-Looking Statement Disclaimer
This release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this news release concerning the Company’s expectations, plans, business outlook or future performance, and any other statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are “forward-looking statements.” Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: our research, development and regulatory activities and expectations relating to our non-engineered multi-tumor antigen specific T cell therapies; our TPIV200 and TPIV100/110 programs; the effectiveness of these programs or the possible range of application and potential curative effects and safety in the treatment of diseases; and, the timing and success of our clinical trials, as well as clinical trials conducted by our collaborators. Forward-looking statements are by their nature subject to risks, uncertainties and other factors which could cause actual results to differ materially from those stated in such statements. Such risks, uncertainties and factors include, but are not limited to the risks set forth in the Company’s most recent Form 10-K, 10-Q and other SEC filings which are available through EDGAR at www.sec.gov. The Company assumes no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

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Contacts

Investor
Solebury Trout
Chiara Russo
(617) 221-9197
crusso@soleburytrout.com

Media

Solebury Trout

Amy Bonanno
(914) 450-0349
abonanno@soleburytrout.com

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